UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) of Dynex Capital, Inc. (the “Company”), director Daniel K. Osborne's term as a member of the Company's Board of Directors concluded. As previously reported, Mr. Osborne decided not stand for re-election to the Company's Board of Directors at the 2013 Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 5, 2013, as of the 2013 Annual Meeting, and in connection with the expiration of Mr. Osborne's term as a director of the Company, the Company's Bylaws were amended to decrease the size of the Company's Board of Directors from six members to five members, in each case subject to automatic increase as otherwise provided in the Company's Articles of Incorporation. This amendment to the Company's Bylaws was previously disclosed in the Company's current report on Form 8-K filed with the Securities and Exchange Corporation (the “SEC”) on April 16, 2013, and the text of this amendment to the Company's Bylaws is attached thereto as Exhibit 3.2.1 and is incorporated herein by reference.

Effective June 11, 2013, the Company's Restated Articles of Incorporation were amended to (a) increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 for general corporate purposes; (b) remove obsolete language regarding the Company's 1999 reverse stock split, and (c) remove obsolete language regarding the Series D 9.50% Cumulative Convertible Preferred Stock. These amendments to the Restated Articles of Incorporation were approved by the Company's shareholders at the 2013 Annual Meeting. For the full text of these amendments to the Restated Articles of Incorporation see Appendix A, Appendix B, and Appendix C, respectively, to the Company's proxy statement for the 2013 Annual Meeting filed with the SEC on April 26, 2013 (the “2013 Proxy Statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting, six proposals were submitted to the Company's shareholders. The proposals are described in detail in the 2013 Proxy Statement. A quorum of shares was present for the 2013 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected five directors to serve for a one-year period until the 2014 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. The names of each director elected, and the votes cast for such individuals, are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	23,698,884	1,013,725	21,439,652
Byron L. Boston	23,879,545	833,064	21,439,652
Michael R. Hughes	23,778,928	933,681	21,439,652
Barry A. Igdaloff	23,720,982	991,627	21,439,652
James C. Wheat, III	23,791,592	921,017	21,439,652

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company's named executive officers, as disclosed in the 2013 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
22,920,131	1,595,361	197,117	21,439,652

Proposal 3 - Shareholders approved an amendment to the Company's Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 for general corporate purposes. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
42,965,190	2,799,758	387,313	—

Proposal 4 - Shareholders approved an amendment to the Company's Restated Articles of Incorporation to remove obsolete language regarding the Company's 1999 reverse stock split. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
45,384,737	414,344	353,180	—

Proposal 5 - Shareholders approved an amendment to the Company's Restated Articles of Incorporation to remove obsolete language regarding the Series D 9.50% Cumulative Convertible Preferred Stock. The votes regarding Proposal 5 were as follows:

For	Against	Abstentions	Broker Non-Votes
45,353,905	421,799	376,557	—

Proposal 6 - Shareholders approved a proposal to ratify the Company's selection of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2013. The votes regarding Proposal 6 were as follows:

For	Against	Abstentions	Broker Non-Votes
45,708,549	226,755	216,957	—

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2.1	Amendment to Bylaws of the Company, effective as of June 5, 2013 (incorporated by reference to Exhibit 3.2.1 to the Company's current report on Form 8-K filed April 16, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 11, 2013	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2.1	Amendment to Bylaws of the Company, effective as of June 5, 2013 (incorporated by reference to Exhibit 3.2.1 to the Company's current report on Form 8-K filed April 16, 2013).